                                                                    Exhibit 4.16

               [FORM OF] SUBORDINATED GUARANTEE AGREEMENT

                                     UBS AG

                                AS THE GUARANTOR

                        DATED AS OF _______ __, 200-

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

Section 1.01. Definitions and Interpretation..........................          2


                                   ARTICLE II
                               TRUST INDENTURE ACT

Section 2.01. Trust Indenture Act; Application........................          8
Section 2.02. Lists of Holders of Securities..........................          8
Section 2.03. Reports by the Guarantee Trustee........................          8
Section 2.04. Periodic Reports to Guarantee Trustee...................          9
Section 2.05. Evidence of Compliance with Conditions Precedent........          9
Section 2.06. Events of Default; Waiver...............................          9
Section 2.07. Event of Default; Notice................................          9
Section 2.08. Rights of Holders.......................................         10
Section 2.09. Conflicting Interests...................................         10
Section 2.10. Powers, Duties and Rights of Guarantee Trustee..........         10
Section 2.11. Certain Rights of Guarantee Trustee.....................         12
Section 2.12. Not Responsible for Recitals or Issuance of Guarantee...         14


                                   ARTICLE III
                                GUARANTEE TRUSTEE

Section 3.01. Guarantee Trustee; Eligibility..........................         14
Section 3.02. Appointment, Removal and Resignation of Guarantee Trustee        15


                                   ARTICLE IV
                                    GUARANTEE

Section 4.01. Guarantee...............................................         16
Section 4.02. Delivery of Guarantor Certificate.......................         17
Section 4.03. Waiver of Notice and Demand.............................         17
Section 4.04. Obligations Not Affected................................         17
Section 4.05. Action Against Guarantor................................         18
Section 4.06. Independent Obligations.................................         18
Section 4.07. Taxes...................................................         18
Section 4.08. Rights Not Separately Transferable......................         19

                                    ARTICLE V
                LIMITATIONS OF TRANSACTIONS; RANKING

Section 5.01. Section 5...............................................         19
Section 5.02. Ranking.................................................         21


                                   ARTICLE VI
                                   TERMINATION

Section 6.01. Termination.............................................         21


                                   ARTICLE VII
                                 INDEMNIFICATION

Section 7.01. Exculpation.............................................         22
Section 7.02. Indemnification.........................................         22


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01. Successors and Assigns..................................         23
Section 8.02. Amendments..............................................         23
Section 8.03. Judgment Currency Indemnity.............................         23
Section 8.04. Assignment of the Guarantor.............................         24
Section 8.05. Notices.................................................         24
Section 8.06. Governing Law...........................................         25
Section 8.07. Jurisdiction............................................         25

EXHIBIT A  Guarantor's Certificate...................................         A-1

                            CROSS-REFERENCE TABLE(1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED   SECTION OF GUARANTEE
310(a)............................................   3.01(a)
310(b)............................................   2.09, 3.01(c)
310(c)............................................   Inapplicable
311(a)............................................   2.02(b)
311(b)............................................   2.02(b)
311(c)............................................   Inapplicable
312(a)............................................   2.02(a)
312(b)............................................   2.02(b)
313...............................................   2.03
314(a)............................................   2.04
314(b)............................................   Inapplicable
314(c)............................................   2.05
314(d)............................................   Inapplicable
314(f)............................................   Inapplicable
315(a)............................................   2.10(c), 2.10(d)
315(b)............................................   2.07
315(c)............................................   2.10(c)
315(d)............................................   2.10(d)
316(a)............................................   2.08

--------
(1) This Cross-Reference Table does not constitute part of the Guarantee and shall not affect the interpretation of any of its terms or provisions.

            [FORM OF] SUBORDINATED GUARANTEE AGREEMENT (this "Guarantee"), dated as of _______ __, 200-, is executed and delivered by UBS AG, a bank organized under the laws of Switzerland, with its principal executive offices in Zurich and Basel, Switzerland (together with its successors, the "Guarantor"), and WILMINGTON TRUST COMPANY, a bank and trust company incorporated under the laws of the State of Delaware, in its capacity as trustee, for the benefit of the Initial Holder and any subsequent holders from time to time of the Company Preferred Securities (as defined herein) of UBS Preferred Funding Company LLC V, a Delaware limited liability company (together with its successors, the "Company").

                                   WITNESSETH

            WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the "LLC Agreement") dated as of the date hereof among the Guarantor, UBS Preferred Funding Trust V (together with its successors, the "Trust") and the holders from time to time of the Company Preferred Securities (as defined below), the Company is issuing on the date hereof its -% Noncumulative Company Preferred
Securities, having an aggregate liquidation preference of $-, representing preferred limited liability company interests in the Company (the "Company Preferred Securities"); and

            WHEREAS, in order to induce the Initial Holder to purchase the Company Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Initial Holder and any subsequent Holders from time to time of the Company Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the purchase by the Initial Holder and any subsequent Holder from time to time of Company Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Initial Holder and any subsequent Holders from time to time of the Company Preferred Securities.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

            Section 1.01. Definitions and Interpretation. In this Guarantee, unless the context otherwise requires:

                 (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
      Section 1.01;

                 (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                 (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                 (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified; and

                 (e) a reference to the singular includes the plural and vice versa.

            "Additional Amounts" means an amount paid as further Dividends in order that the net amounts received by the Holders of the Company Preferred Securities or Trust Preferred Securities, as applicable, after withholding or deduction of any Relevant Tax required by law to be deducted or withheld by the Company or the Trust, as applicable, equals the amount which would have been received in respect of the Company Preferred Securities or Trust Preferred Securities, as applicable, in the absence of such withholding or deduction, except that no Additional Amounts are payable to a Holder of the Company Preferred Securities or Trust Preferred Securities, as applicable, with respect to any Company Preferred Securities or Trust Preferred Securities, as applicable, if the Relevant Jurisdiction is Switzerland or the Cayman Islands
(i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner) of such Company Preferred Securities or (other than the Trust) Trust Preferred Securities having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner) of such Company Preferred Securities or Trust Preferred Securities or (ii) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) (other than the Trust) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Company Preferred Securities or Trust Preferred Securities, or its nominee, with at least 60 days' prior written notice of an opportunity to make such a declaration or claim.

            "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

            "Affiliate" means, with respect to any specified person, any other Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person.

            "Assets" means the consolidated gross assets of the Guarantor, all as shown by the published audited consolidated balance sheet of the Guarantor, all valued in such a manner as the Guarantor or any liquidator (as the case may be) may determine and calculated in accordance with international accounting standards.

            "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

            "Bankruptcy Event" has the meaning assigned to it in the LLC Agreement.

            "Base Liquidation Amount" means, with respect to each $[1,000][25] liquidation preference of Company Preferred Securities at any date, an amount equal to (i) $[1,000][25] plus (ii) an amount equal to unpaid Dividends, if any, on the Company Preferred Securities with respect to the Dividend Period in which the liquidation of the Guarantor commenced (whether as a result of a Bankruptcy Event or otherwise), accrued on a daily basis to the date of such commencement, plus (iii) an amount equal to unpaid Definitive Dividends for any prior Dividend Period, without interest and without accumulation of unpaid Nondefinitive Dividends for any prior Dividend Period.

            "Business Day" has the meaning assigned to it in the LLC Agreement.

            A "Capital Loss" shall be deemed to occur if the Guarantor's assets are less than the sum of (i) its Liabilities and (ii) one-half of its share capital and statutory reserves, each as shown on and as calculated based on the latest published annual unaudited consolidated balance sheet of the Guarantor.

            "Company" has the meaning assigned to it in the preamble to this Guarantee.

            "Company Common Securities" has the meaning assigned to it in the LLC Agreement.

            "Company Preferred Securities" has the meaning assigned to it in the first recital to this Guarantee.

            "Corporate Trust Office" means the principal trust office of the Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

            "Corresponding Amount" means, (i) for each $[1,000][25] liquidation amount of Trust Preferred Securities, $[1,000][25] liquidation preference of Company Preferred Securities and (ii) for each $[1,000][25] liquidation preference of Company Preferred Securities, $[1,000][25] liquidation amount of Trust Preferred Securities.

            "Covered Person" means any Holder or beneficial owner of Company Preferred Securities.

            "Definitive Dividends" has the meaning assigned to it in the LLC Agreement.

            "Dividend Payment Date" means _______ and _______ of each year through _______ 20-, and thereafter, _______ , _______ , _______ and
_______ of each year.

            "Dividend Period" has the meaning assigned to it in the LLC
Agreement.

            "Dividend Rate" means, on any day, the dividend rate applicable to the Company Preferred Securities as determined pursuant to Section 7.3(b) of the LLC Agreement.

            "Dividends" means distributions on the Company Preferred Securities in the amounts and in the manner set forth in the LLC Agreement.

            "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

            "Guarantee" has the meaning set forth in the preamble to this Guarantee.

            "Guarantee Additional Amounts" has the meaning set forth in Section 4.07.

            "Guarantee Payments" has the meaning assigned to it in Section 4.01.

            "Guarantee Trustee" means Wilmington Trust Company, a bank and trust company incorporated under the laws of the State of Delaware, and its successors, in its capacity as trustee under this Guarantee, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee by executing a counterpart hereof and becoming a party hereto, and thereafter means each such Successor Guarantee Trustee.

            "Guarantor" has the meaning assigned to it in the preamble to this Guarantee.

            "Guarantor Certificate" has the meaning assigned to it in Section 4.02.

            "Holder" means any holder, as registered on the books and records of the Company or the Trust, of Company Preferred Securities or Trust Preferred Securities, as the case may be; provided, however, that, in determining whether the holders of the requisite percentage of Company Preferred Securities or Trust Preferred Securities, as the case may be, have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor (other than the Trust).

            "Indemnified Person" means the Guarantee Trustee, the Initial Holder, any Affiliate of the Guarantee Trustee, or any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Guarantee Trustee.

            "Initial Holder" means the Trust as the initial holder of the Company Preferred Securities.

            "Initial Subordinated Notes" means the Subordinated Promissory Notes dated the date hereof issued by the Cayman Islands branch of the Guarantor.

            "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation.

            "Liabilities" means the consolidated gross liabilities of the Guarantor, all as shown by the latest published audited consolidated balance sheet of the Guarantor, as adjusted for contingencies and for subsequent events, all valued in such a manner as the Guarantor or any liquidator (as the case may be) may determine and calculated in accordance with international accounting standards.

            "Liquidation Distribution" means, with respect to each $[1,000][25] liquidation preference of Company Preferred Securities, an amount equal to the lesser of (i) the Base Liquidation Amount and (ii) an amount calculated as (A) the amount of remaining assets of the Guarantor determined to be available for distribution in respect of this Guarantee, the Parity Preferred Shares and the Parity Guarantees in any insolvency of the Guarantor, without giving effect to any distributions hereunder or under the terms of any Parity Guarantees, multiplied by (B) a fraction, (x) the numerator of which is the Base Liquidation Amount as of the date the liquidation of the Guarantor commenced (whether as a result of a Bankruptcy Event or otherwise), and (y) the denominator of which is the aggregate principal or face amount of all claims, without duplication, under the Company Preferred Securities (determined as if the Company Preferred Securities were Parity Preferred Shares), the Parity Preferred Shares and the Parity Guarantees determined to be payable out of such remaining assets of the Guarantor.

            "LLC Agreement" has the meaning assigned to it in the first recital to this Guarantee.

            "Majority (or Other Stated Percentage) in liquidation amount of the Company Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s) of more than 66 2/3% (or other stated percentage) of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Dividends to the date upon which the voting percentages are determined) of all Company Preferred Securities, voting as a class.

            "Mandatory Dividend Payment Amount" has the meaning assigned to it in the LLC Agreement.

            "Mandatory Dividend Payment Date" has the meaning assigned to it in the LLC Agreement.

            "Nondefinitive Dividends" has the meaning assigned to it in the LLC Agreement.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person.

            "Ordinary Shares" means the ordinary shares of the Guarantor and any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any, in each case issued by the Guarantor from time to time.

            "Parity Guarantee" means any guarantee issued by the Guarantor from time to time of any equity preferred or preference shares issued by any subsidiary of the Guarantor from time to time, if such guarantee ranks pari passu with the Guarantor's obligations under this Guarantee.

            "Parity Preferred Shares" means the most senior ranking equity preferred or preference shares outstanding and issued by the Guarantor from time to time.

            "Parity Securities" means, collectively, the Parity Guarantees, the Parity Preferred Shares and the Parity Subsidiary Securities.

            "Parity Subsidiary Securities" means any parity securities issued by a subsidiary of the Guarantor from time to time that are guaranteed by the Guarantor under a Parity Guarantee.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Potential Securityholder" has the meaning assigned to it in Section 5.01(d).

            "Qualified Subsidiary" means a subsidiary of the Guarantor which satisfies the conditions to be considered a "company controlled by the parent company" under Rule 3a-5 of the Investment Company Act, or any successor provision.

            "Redemption Price" means, for each $[1,000][25] liquidation preference of Company Preferred Securities, in the case of a redemption of Company Preferred Securities pursuant to Section 7.3(f) of the LLC Agreement, the amount determined pursuant to Section 7.3(f) of the LLC Agreement.

            "Relevant Jurisdiction" means Switzerland or the Cayman
Islands.

            "Relevant Tax" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having the power to tax.

            "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of the Guarantee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Solvent" means (i) the Guarantor is able to pay its debts as they fall due and (ii) the Guarantor's Assets exceed its Liabilities (other than its liabilities to persons who are not senior creditors).

            "Subordinated Notes" means the Initial Subordinated Notes and, upon maturity or redemption thereof, any successor subordinated notes that constitute the assets of the Company.

            "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 3.01.

            "Trust" has the meaning assigned to it in the first recital to this Guarantee.

            "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ______ ___ , 200- and as from time to time amended, modified or supplemented, among the Company, as grantor, Wilmington Trust Company, as trustee, and the holders from time to time of the Trust Preferred Securities.

            "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

            "Trust Preferred Securities" means -% Noncumulative Trust Preferred Securities issued by the Trust.

            "UBS AG Senior Liabilities" has the meaning assigned to it in
Section 5.02(a).

                                   ARTICLE II
                               TRUST INDENTURE ACT

            Section 2.01. Trust Indenture Act; Application.

            (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires.

            (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            Section 2.02. Lists of Holders of Securities.

            (a) The Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Company Preferred Securities. If the Guarantee Trustee is not the Registrar, the Guarantor shall furnish to the Guarantee Trustee semi-annually on or before _______ and _______ of each year through _______ 20-, and thereafter on or before _______ __, _______, _______ and _______ of each year, and at such other times as the Guarantee Trustee may request in writing, a list, in such form and as of such date as the Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Guarantor or any of its paying agents other than the Guarantee Trustee as to the names and addresses of Holders of Company Preferred Securities.

            (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

            Section 2.03. Reports by the Guarantee Trustee. Within 60 days after [May 15] of each year, the Guarantee Trustee shall provide to the Holders of the Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also to the Holders of the Trust Preferred Securities), such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

            Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate and shall include:

                 (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                 (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                 (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            Section 2.06. Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Company Preferred Securities may, by vote, on behalf of the Holders of all of the Company Preferred Securities, waive any past Event of Default and its consequences except an Event of Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also of each Holder of Trust Preferred Securities). Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            Section 2.07. Event of Default; Notice.

            (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also to the Holders of the Trust Preferred Securities), notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Company Preferred Securities.

            (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge, of such Event of Default.

            Section 2.08. Rights of Holders.

            (a) The Holders of a Majority in liquidation amount of the Company Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

            (b) If the Guarantee Trustee fails to enforce its rights under this Guarantee after a Holder of Company Preferred Securities has made a written request, such Holder of Company Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under Article 4, without first instituting a legal proceeding against the Company, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Company Preferred Securities may directly institute a proceeding in such Holder's own name against the Guarantor for enforcement of Article 4 for such payment.

            (c) Notwithstanding any other provision of this Agreement, for so long as the Trust is the Holder of any Company Preferred Securities, any Holder of Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default, to institute a suit directly against the Guarantor for enforcement of its payment and other obligations hereunder with respect to a Corresponding Amount of Company Preferred Securities.

            Section 2.09. Conflicting Interests. The LLC Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

            Section 2.10. Powers, Duties and Rights of Guarantee Trustee.

            (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Company Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Company Preferred Securities exercising his or her rights pursuant to Section 2.08(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

            (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Company Preferred Securities.

            (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06 and is actually known to a Responsible Officer of the Guarantee Trustee), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                     (A) the duties and obligations of the Guarantee Trustee
            shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                     (B) in the absence of bad faith on the part of the
            Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

                 (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                 (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Company Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                 (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability, or indemnity, satisfactory to the Guarantee Trustee, against such expense, risk or liability, is not assured to it under the terms of this Guarantee.

            Section 2.11. Certain Rights of Guarantee Trustee.

            (a) Subject to the provisions of Section 2.10:

                 (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                 (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                 (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                 (v) The Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                 (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 2.11(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                 (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                 (viii)The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Company Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

                 (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request written instructions from the Holders of a Majority in liquidation amount of the Company Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

                 (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

            (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

            Section 2.12. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                  ARTICLE III
                                GUARANTEE TRUSTEE

            Section 3.01. Guarantee Trustee; Eligibility.

            (a) There shall at all times be a Guarantee Trustee which shall:

                 (i) not be an Affiliate of the Guarantor; and

                 (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the

      District of Columbia, and be permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 3.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 3.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 3.02(c).

            (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

            Section 3.02. Appointment, Removal and Resignation of Guarantee Trustee.

            (a) Subject to Section 3.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

            (b) The Guarantee Trustee shall not be removed in accordance with
Section 3.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

            (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

            (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 3.02 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

            (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

            (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 3.02, and before the appointment of any Successor Guarantee Trustee, the Guarantor shall pay to the Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

                                   ARTICLE IV
                                    GUARANTEE

            Section 4.01. Guarantee.

            (a) The Guarantor irrevocably and unconditionally agrees with the Guarantee Trustee, the Initial Holder and the Holders from time to time of the Company Preferred Securities, subject to the limitations set forth in this Guarantee, to pay in full to the Initial Holder and each subsequent Holder of Company Preferred Securities, whether such rights under this Guarantee are asserted by the Guarantee Trustee or directly by any such Holder (without duplication of amounts theretofore paid to the Holders of the Company Preferred Securities by the Company), regardless of any defense, right of set-off or counterclaim that the Company may have or assert:

                 (i) on each Mandatory Dividend Payment Date, Dividends on the Company Preferred Securities in an amount equal to the Mandatory Dividend Payment Amount;

                 (ii) on each other Dividend Payment Date, Dividends (if any) on the Company Preferred Securities that have become Definitive Dividends as to such Dividend Payment Date because the Guarantor did not deliver a No Dividend Instruction (as defined in the LLC Agreement);

                 (iii) on each Redemption Date, the Redemption Price payable with respect to the Company Preferred Securities called for redemption by the Company;

                 (iv) upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Liquidation Distribution; and

                 (v) any Additional Amounts payable by the Company with respect to the payment set forth in clauses (i) through (iv), above, under the LLC Agreement;

(collectively, the "Guarantee Payments"); provided that, if a Bankruptcy Event has occurred as to the Guarantor, the Guarantee Payments payable under clause
(i), (ii), (iii) and (iv) above of this Section 4.01 shall be an amount equal to the lesser of (A) the aggregate amount of Guarantee Payments pursuant to such clause of this Section 4.01 without giving effect to this proviso and (B) an amount calculated as (1) the remaining assets of the Guarantor in the related bankruptcy or insolvency proceeding after satisfaction of all claims which, as a matter of law, are prior to those of holders of this Guarantee or any Parity Guarantee multiplied by (2) a fraction, (x) the numerator of which is the aggregate amount of Guarantee Payments pursuant to such clause of this Section
4.01 without giving effect to this proviso and (y) the denominator of which is the aggregate principal or face amount of all claims under this Guarantee and the Parity Guarantees. All Guarantee Payments shall include interest accrued on such Guarantee Payments, at a rate per annum equal to the stated Dividend Rate of the Company Preferred Securities, since the date of the claim asserted under this Guarantee relating to such Guarantee Payments.

            (b) The Guarantor's obligation to make any of the payments listed in
(i) through (iii) of subsection (a) above may be satisfied by direct payment of the required amounts (which shall be in United States dollars) by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.

            Section 4.02. Delivery of Guarantor Certificate. As of each (x) Dividend Payment Date with respect to which the Company has not paid the full amount of Dividends at the Dividend Rate payable as contemplated by clause (i) or (ii), as applicable, of Section 4.01(a) or (y) Redemption Date with respect to which the Company has not paid the Redemption Price in full, the Guarantor shall deliver an Officers' Certificate to the Guarantee Trustee within five Business Days after such Dividend Payment Date or Redemption Date, as applicable, substantially in the form attached as Exhibit A (the "Guarantor Certificate").

            Section 4.03. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Company or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            Section 4.04. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Company Preferred Securities to be performed or observed by the Company;

                 (b) the extension of time for the payment by the Company of all or any portion of the Dividends, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Company Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Company Preferred Securities; provided that nothing in this Guarantee shall affect or impair any valid extension;

                 (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Company Preferred Securities to enforce, assert or exercise any right, privilege, power or remedy conferred on such Holders pursuant to the terms of the Company Preferred Securities, or any action on the part of the Company granting indulgence or extension of any kind;

                 (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

                 (e) any invalidity of, or defect or deficiency in, the Company Preferred Securities;

                 (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

            Section 4.05. Action Against Guarantor. The Guarantor waives any right or remedy to require that any action be brought first against the Company or any other person or entity before proceeding directly against the Guarantor.

            Section 4.06. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Company Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 4.04. It is further understood that all rights of a Holder of a Company Preferred Security against the Guarantor under this Guarantee, and all corresponding obligations of the Guarantor to such Holder, are separate and independent of the rights and corresponding obligations between the Guarantor and the respective Holders of the other Company Preferred Securities.

            Section 4.07. Taxes. All payments in respect of the Guarantee Payments (including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by a Holder (or a third party on its behalf) after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction ("Guarantee Additional Amounts"), except that no such Guarantee Additional Amounts shall be payable to a Holder (or a third party on its behalf) with respect to any Guarantee Payments (including interest accrued thereon, if any), (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of Company Preferred Securities to which such Guarantee Payments relate) (other than the Trust) having some connection with the Relevant Jurisdiction, other than being a Holder of Company Preferred Securities (or beneficial owner of Company Preferred Securities) or (ii) to the extent that such the Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) (other than the Trust) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Company Preferred Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim.

            Section 4.08. Rights Not Separately Transferable. This Guarantee is a guarantee for the benefit of each Holder from time to time of Company Preferred Securities with respect to each Company Preferred Security held by such Holder. Upon transfer of any Company Preferred Securities to a third party, a Holder thereof shall no longer have any rights hereunder with respect to such Company Preferred Securities. The rights under this Guarantee with respect to a Company Preferred Security are not separately transferable from such Company Preferred Security. The Initial Holder, by its execution of this Guarantee, hereby accepts the rights under this Guarantee as initial purchaser and acquirer of the Company Preferred Securities with the understanding that such rights shall be transferred by operation of law to any subsequent Holder acquiring a Company Preferred Security from the Initial Holder or from a subsequent Holder of Company Preferred Securities.

                                   ARTICLE V
                  LIMITATIONS OF TRANSACTIONS; RANKING

            Section 5.01. Section 5.01. Limitation of Transactions.

            (a) The Guarantor, for so long as any Company Preferred Securities remain outstanding, shall not issue any preferred or preference shares ranking senior on liquidation to its obligations under this Guarantee or give any guarantee in respect of any preferred securities or preferred or preference shares issued by any of its subsidiaries if such guarantee would rank senior to this Guarantee, unless this Guarantee is amended to give the Holders of the Company Preferred Securities such rights and entitlements as are contained in or attached to such other guarantee so that this Guarantee ranks pari passu with such guarantee and pari passu on liquidation with any declared dividend or declared liquidation payments of such preferred or preference shares.

            (b) The Guarantor shall pay all amounts required to be paid pursuant to this Guarantee in respect of any Dividends on the Company Preferred Securities payable in respect of the most recent Dividend Period prior to any dividend or other payment (except dividends in the form of the Ordinary Shares) upon the Ordinary Shares.

            (c) The Guarantor, for so long as any Trust Preferred Securities or Company Preferred Securities remain outstanding, shall not (i) issue any liquidation preference participation rights (not being capital stock) ranking senior to or pari passu with the right to liquidation payments under its Parity Preferred Shares, (ii) create, incur or permit to exist any debt junior to its obligations under this Guarantee or (iii) create, incur or permit to exist any debt that ranks pari passu with this Guarantee unless such debt contains a provision substantially similar to proviso contained in Section 4.01.

            (d) The Guarantor, for so long as any Trust Preferred Securities or Company Preferred Securities remain outstanding, shall (i) maintain, or shall cause any one or more Qualified Subsidiaries (each, a "Potential Securityholder") to maintain, 100% ownership of the Company Common Securities. The Guarantor may transfer or permit the transfer of the Company Common Securities from one Potential Securityholder to another Potential Securityholder; provided that prior to such transfer it has received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that (A) the Company will continue to be treated as a partnership for United States federal income tax purposes and such transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the Company or the Trust to be required to register under the Investment Company Act and (C) such transfer will not adversely affect the limited liability of the Holders of the Company Preferred Securities.

            (e) The Guarantor, for so long as any Trust Preferred Securities or Company Preferred Securities remain outstanding, (i) shall use its commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (ii) shall cause the Company to remain a limited liability company and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the LLC Agreement and (iii) shall use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

            (f) The Guarantor, for so long as any of the Company Preferred Securities are outstanding, shall, to the fullest extent permitted by law, not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Company, unless the Guarantor is itself in liquidation.

            (g) If the Company Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Guarantor shall use its commercially reasonable efforts to cause the Company Preferred Securities to be listed on the Luxembourg Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

            Section 5.02. Ranking.

            (a) The Guarantee will constitute a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

                 (i) subordinate and junior to all deposits and other liabilities of the Guarantor (including those in respect of bonds, notes and debentures that do not expressly rank pari passu with the obligations of the Guarantor under this Agreement); and

                 (ii) senior to the Ordinary Shares and any other securities of the Guarantor expressed to rank junior to the most senior preference shares of the Guarantor (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the Guarantee are collectively called "UBS AG Senior Liabilities".

            (b) Payments under this Guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of the Guarantor) are conditional upon the Guarantor not being in default in the payment of UBS AG Senior Liabilities and being Solvent at the time of payment. A report as to the insolvency of the Guarantor by two persons, each being a managing director, director or other authorized officer or agent of the Guarantor or employees of the independent accountants of the Guarantor will, in the absence of manifest error be treated and accepted by the Guarantor, the holders of Company Preferred Securities and all other interested parties as correct and sufficient evidence thereof.

                                   ARTICLE VI
                                   TERMINATION

            Section 6.01. Termination. This Guarantee shall terminate upon, and be of no further force and effect from the earlier of (i) full payment of the Redemption Price of all Company Preferred Securities or purchase and cancellation of all Company Preferred Securities or (ii) upon full payment of the Liquidation Distribution, plus Additional Amounts thereon, if any, as payable upon liquidation of the Company. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Company Preferred Securities must restore payment of any sums paid under the Company Preferred Securities or under this Guarantee for any reason whatsoever.

                                   ARTICLE VII
                                 INDEMNIFICATION

            Section 7.01. Exculpation.

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, liability, expense, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, liability, expense, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Dividends to Holders of Company Preferred Securities might properly be paid.

            Section 7.02. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based on the income of any such Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 7.02 shall survive the termination of this Guarantee or the earlier resignation or removal of the Guarantee Trustee.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Company Preferred Securities then outstanding.

            Section 8.02. Amendments. Except for those changes (i) required under Section 5.01(a) above, which may be made unilaterally by the Guarantor without the consent of the Holders of the Company Preferred Securities, or (ii) provided for in the two penultimate sentences of this paragraph, this Guarantee may be modified by the Guarantor and the Guarantee Trustee only with the prior approval of the Holders of not less than 662/3% in liquidation amount of the Company Preferred Securities (excluding any Company Preferred Securities held by the Guarantor or any of its Affiliates, other than Company Preferred Securities purchased or acquired by the Guarantor or its Affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its Affiliates in connection with the distribution or trading of or market-making in connection with such securities and except that persons (other than Affiliates of the Guarantor) to whom the Guarantor or any of its subsidiaries have pledged Company Preferred Securities may vote or convert with respect to such pledged securities pursuant to the terms of such pledge). This Guarantee may be amended without the consent of the Holders of the Company Preferred Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Guarantee that may be defective or inconsistent with any other provision of this Guarantee, (iii) add to the covenants, restrictions or obligations of the Guarantor, (iv) conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of this Guarantee to such extent as may be necessary or desirable; provided that no such amendment made in reliance upon clause (v) above shall have a material adverse effect on the rights, preferences or privileges of the Holders of the Company Preferred Securities. Except as provided in the preceding sentence, Sections 4.01, 4.02,
4.07 and the form of Exhibit A may not be amended without the prior approval of each Holder of the Company Preferred Securities. Any amendment hereof in accordance with this Section 8.02 shall be binding on all Holders of Company Preferred Securities.

            Section 8.03. Judgment Currency Indemnity.

            (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert an amount due from the Guarantor under any provision of this Guarantee to a currency other than U.S. dollars, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Wilmington Trust Company could purchase such other currency with U.S. dollars at its Wilmington office on the second Business Day preceding the day on which final judgment is given.

            (b) The obligations of the Guarantor in respect of any amount due to the Guarantee Trustee or any Holders under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Guarantee Trustee or such Holders, as the case may be, of any amount adjudged to be so due in such other currency the Guarantee Trustee or such Holders, as the case may be, may in accordance with normal banking procedures purchase U.S. dollars with such other currency.

            (c) If the amount of U.S. dollars so purchased is less than the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. dollars, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Guarantee Trustee or such Holders, as the case may be, against such loss.

            (d) If the amount of dollars so purchased exceeds the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. dollars, agree to remit any remaining amount to the Guarantor.

            Section 8.04. Assignment of the Guarantor. The Guarantor may not assign its obligations under the Guarantee, except in the case of a merger or consolidation where the Guarantor is not the surviving entity, or a sale of substantially all of its assets, and then only to the entity which is the survivor of such merger or consolidation or the Purchaser in such sale.

            Section 8.05. Notices. All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

            (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below:

            Wilmington Trust Company
            1100 North Market Street
            Wilmington, DE 19890
            Attention:  Corporate Trust Administration
            Telephone No.:  302-651-1000

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Company Preferred Securities):

            UBS AG
            Bahnhofstrasse 45
            Zurich, Switzerland
            Attention:  General Counsel
            Telephone No.:  011 41-1-234 11 11

            and

            Aeschenvorstadt 1
            Basel, Switzerland
            Attention:  General Counsel
            Telephone No.:  011 41-61-288 20 20

            With copies to:

            UBS AG
            299 Park Avenue
            New York, NY 10171
            Attention:  [Robert Dinerstein]
            Telephone:  212-821-3301
            Facsimile:  212-821-5804

                 (c) If given to any Holder of Company Preferred Securities, at the address set forth on the books and records of the Company.

            All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            Section 8.06. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            Section 8.07. Jurisdiction. Any claim or proceeding brought by the Guarantee Trustee on behalf of Holders or a Holder to enforce the obligations of the Guarantor hereunder shall be brought exclusively in a court of competent jurisdiction in New York. Any claim or proceeding relating to the application of Articles 2 and 3, and the definitions of terms as used therein, including, without limitation, any claims, counter-claims and cross-claims asserted against the Guarantee Trustee in connection therewith, shall be brought in a court of competent jurisdiction in the State of New York.

            This GUARANTEE is executed as of the day and year first above written.

                              UBS AG,
                                  as Guarantor

                              By:  _______________________________
                                      Name: [Robert Mills]
                                      Title:  Chief Financial Officer-
                                              Americas

                              By:  _______________________________
                                      Name: [Robert Dinerstein]
                                      Title:  Managing Director


WILMINGTON TRUST COMPANY,
as Guarantee Trustee

By: ______________________________
       Name:
       Title:

                                                               EXHIBIT A


                                     UBS AG

                              OFFICERS' CERTIFICATE

[Date]


            The undersigned, [Robert Mills], Chief Financial Officer -- Americas and Regional Chief Operating Officer, and [Robert Dinerstein], Senior Managing Director and Special Counsel, of UBS AG, a bank organized under the laws of Switzerland, pursuant to Section 4.02 of the Subordinated Guarantee Agreement, dated as of _______ __, 20- (the "Guarantee"), executed and delivered by UBS AG, as guarantor, Wilmington Trust Company, in its capacity as trustee pursuant to the Trust Agreement, and Wilmington Trust Company, as trustee, for the benefit of the Holders from time to time of the -% Noncumulative
Company Preferred Securities (the "Company Preferred Securities") of UBS Preferred Funding Company LLC V, do hereby certify as of the date hereof on behalf of UBS AG as follows (capitalized terms used herein without definitions have the meanings assigned to them in the Guarantee):

                 1. We have read and are familiar with the provisions of the Guarantee (including, without limitation, Section 4.02 thereof) and all definitions therein.

                 2. We have reviewed all corporate documents necessary to state the facts contained herein and are duly authorized to certify to those facts.

                 3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to the facts certified herein.

                 4. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (and moneys [have] [have not] been paid to or made available for a sinking fund or for redemption of any such shares) any Ordinary Shares or any

       Parity Securities during the twelve month period immediately preceding and including the date hereof.

                 5. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

                 6. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

                 7. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

                 8. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

                 (b) A dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities].

                 9. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of its Parity Securities that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

                 (b) A dividend or other payment in respect of the Parity Securities that pay dividends semi-annually, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities].

                 10. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

                 (b) A dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities.]

            IN WITNESS WHEREOF, the undersigned have duly executed as of the date first set forth above.

                                     UBS AG

                              By:  _____________________________________
                                      Name: [Robert Mills]
                                      Title:  Chief Financial Officer-
                                              Americas

                              By:  _____________________________________
                                      Name: [Robert Dinerstein]
                                      Title:  Managing Director